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                                                                     EXHIBIT (5)

                              OHIO EDISON COMPANY
                              76 South Main Street
                               Akron, Ohio 44308
                                  330-384-5793

FirstEnergy Corp.                                               February 3, 1997
76 South Main Street
Akron, Ohio 44308

Gentlemen:

     In connection with the registration of 230,300,000 shares of Common Stock, $0.10 par value (the "Shares"), of FirstEnergy Corp., an Ohio corporation (the "Company"), I have examined, among other things, the registration statement on Form S-4 (the "Registration Statement"), including the joint proxy statement/prospectus comprising a part thereof, which is to be filed under the Securities Act of 1933.

     I am of the opinion that when said Registration Statement shall become effective; when the Merger Agreement and the transactions contemplated thereby referred to in the Registration Statement shall have been approved and adopted by the requisite holders of common stock of Ohio Edison Company and Centerior Energy Corporation; when appropriate certificates of merger shall have been filed with the Secretary of State of the State of Ohio; and when the Shares shall be issued as contemplated by such Merger Agreement, the Shares will be validly issued, fully-paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement as presently to be filed or thereafter amended, and to the statements with respect to me under "LEGAL MATTERS" in the joint proxy statement/prospectus included in the Registration Statement. In giving my consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                     Very truly yours,

                                     /s/ ANTHONY J. ALEXANDER

                                     ANTHONY J. ALEXANDER
                                     Executive Vice President
                                     and General Counsel